Exhibit 99.1

Clearwire Corporation Provides Transaction Update

BELLEVUE, Wash. – Feb. 1, 2013 – Clearwire (NASDAQ: CLWR) today announced that it has filed a preliminary proxy statement in connection with its definitive agreement with Sprint Nextel Corporation (“Sprint”) for Sprint to acquire the approximately 50 percent stake in Clearwire that it does not already own for $2.97 per share (the “Sprint Agreement”). The background section of the proxy statement describes the Company’s extensive review of strategic alternatives to maximize stockholder value over the past few years.

As previously disclosed on January 8, 2013, Clearwire received an unsolicited, non-binding proposal (the “DISH Proposal”) from DISH Network Corporation (“DISH”). The DISH Proposal provides for DISH to purchase certain spectrum assets from Clearwire, enter into a commercial agreement with Clearwire and acquire up to all of Clearwire’s common stock for $3.30 per share (subject to minimum ownership of at least 25% and granting of certain governance rights) and provide Clearwire with financing on specified terms. The DISH Proposal is only a preliminary indication of interest and is subject to numerous, material uncertainties and conditions, including the negotiation of multiple contractual arrangements being requested by DISH (some of which, as currently proposed, may not be permitted under the terms of Clearwire’s current legal and contractual obligations) as well as regulatory approvals.

In connection with the Sprint Agreement, Clearwire and Sprint also entered into agreements that provide up to $800 million of additional financing to Clearwire in the form of exchangeable notes, which will be exchangeable under certain conditions for Clearwire common stock at $1.50 per share, subject to adjustment under certain conditions (the “Sprint Financing Agreements”). Under the Sprint Financing Agreements, Sprint has agreed to purchase, at Clearwire’s option, $80 million of exchangeable notes per month for up to 10 months.

As previously disclosed on January 8, 2013, Clearwire did not take the initial draw under the Sprint Financing Agreements as DISH indicated that its preliminary proposal would be withdrawn were Clearwire to draw on the financing. In order to allow the Special Committee to continue to evaluate the DISH Proposal, at the direction of the Special Committee, Clearwire has not taken the February $80 million draw. The Special Committee has not made any determination with respect to any future draws under the Sprint Financing Arrangements.

Also, under the terms of the Sprint Financing Agreements, Sprint is only obligated to provide financing for the last three draws (in August, September and October 2013) if an agreement has been reached between Sprint and Clearwire on the accelerated build out of Clearwire’s wireless broadband network by January 31, 2013. Although the parties have not come to an agreement on the accelerated build out, Clearwire and Sprint have amended the Sprint Financing Agreements to extend the date by which agreement on the accelerated build out must be reached to February 28, 2013 for the Company to be able to take the last three draws.

The Special Committee will, consistent with its fiduciary duties and in consultation with its independent financial and legal advisors, continue to evaluate the DISH Proposal and engage in discussions with each of DISH and Sprint, as appropriate. The Special Committee has not made any determination to change its recommendation of the current Sprint transaction.

The Special Committee and Clearwire will pursue the course of action that it believes is in the best interests of Clearwire’s non-Sprint Class A stockholders. Neither Clearwire nor the Special Committee has any further comment on this matter at this time.

Evercore Partners is acting as financial advisor and Kirkland & Ellis LLP is acting as counsel to Clearwire. Centerview Partners is acting as financial advisor and Simpson Thacher & Bartlett LLP and Richards, Layton & Finger, P.A. are acting as counsel to Clearwire’s Special Committee.

About Clearwire

Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of 4G wireless broadband services offering services in areas of the U.S. where more than 130 million people live. The company holds the deepest portfolio of wireless spectrum available for data services in the U.S. Clearwire serves retail customers through its own CLEAR® brand as well as through wholesale relationships with some of the leading companies in the retail, technology and telecommunications industries, including Sprint and NetZero. The company is constructing a next-generation 4G LTE Advanced-ready network to address the capacity needs of the market, and is also working closely with the Global TDD-LTE Initiative to further the TDD-LTE ecosystem. Clearwire is headquartered in Bellevue, Wash. Additional information is available at http://www.clearwire.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This press release contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and synergies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire’s and Sprint’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

Additional Information and Where to Find It

In connection with the transaction, Clearwire has filed a Rule 13e-3 Transaction Statement and a preliminary proxy statement with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the Clearwire’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (and, when available, will be able to obtain a copy of the definitive proxy statement) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire’s filings with the SEC are also available on its website at www.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about Sprint officers and directors is set forth in Sprint’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.

Media Contacts:

Susan Johnston, (425) 505-6178

susan.johnston@clearwire.com

JLM Partners for Clearwire

Mike DiGioia or Jeremy Pemble, (206) 381-3600

mike@jlmpartners.com or jeremy@jlmpartners.com

Joele Frank, Wilkinson Brimmer Katcher for Clearwire

Joele Frank or Andy Brimmer, (212) 355-4449

Investor Contacts:

Alice Ryder, (425) 505-6494

alice.ryder@clearwire.com

MacKenzie Partners for Clearwire

Dan Burch or Laurie Connell, (212) 929-5500

dburch@mackenziepartners.com or lconnell@mackenziepartners.com

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